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                                                                    Exhibit #4.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                        N-VIRO INTERNATIONAL CORPORATION

         The undersigned incorporator, for the purpose of incorporating or organizing a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

                                   ARTICLE ONE

         The name of the Corporation is N-Viro International Corporation.

                                   ARTICLE TWO

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, of which five million (5,000,000) shares, designated as Preferred Stock, shall have a par value of One Cent ($.01) per share (the "Preferred Stock"), and forty-five million (45,000,000) shares, designated as Common Stock, shall have a par value of One Cent ($.01) per share (the "Common Stock").

         A statement of the powers, preferences and rights, and the qualifications, Limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

         PREFERRED STOCK

         The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. The designations, powers, preferences and relative, optional, conversion and other special rights, and the qualifications, limitations and restrictions thereof, of Preferred Stock of each class or series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such class or series. Such resolution or resolutions shall (a) specify the class or series to which such Preferred Stock shall belong, (b) fix the dividend rate therefor, (c) fix the amount which the holders of Preferred Stock of such class or series shall be entitled to be paid in the event of a voluntary liquidation, dissolution or winding up of the Corporation, (d) state whether or not Preferred Stock of such class or series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption, (e) fix



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the voting powers of the holders of Preferred Stock of such class or series, whether full or limited, or without voting powers, but in no event shall the holders of Preferred Stock of such class or series be entitled to more than one vote for each share held at all meetings of the stockholders of the Corporation; and may, in a manner not inconsistent with the provisions of this ARTICLE FOUR,
(i) limit the number of shares of such class or series which may be issued, (ii) provide for a sinking or purchase fund for the redemption or purchase of shares of such class or series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof, (iii) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or distribution of assets on liquidation, and (iv) grant such other special rights to the holders of Preferred Stock of such class or series as the Board of Directors may determine and which are not inconsistent with the provisions of this ARTICLE FOUR. The term "fix for such class or series" and similar terms shall mean stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the class or series referred to therein, No further action or vote of the stockholders shall be required for any action taken by the Board of Directors pursuant to this ARTICLE FOUR,

         COMMON STOCK

         1. DIVIDENDS,

         Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding sixty (60) days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

         2. LIQUIDATION

         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

         3. VOTING RIGHTS.

         Except as otherwise required by law or as provided by the Board of Directors with respect to any class or series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation.


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                                  ARTICLE FIVE
         The name and mailing address of the incorporator is as follows:
                             Thomas A. Lupica, Esq.
                               Spengler Nathanson
                         608 Madison Avenue, Suite 1000
                             Toledo, Ohio 43604-1169

The powers of the incorporator shall not terminate until the Directors of the Corporation are duly elected and qualified,

                                   ARTICLE SIX

         1. BOARD OF DIRECTORS

The number of Directors shall initially be nine (9). Without further action or vote of the stockholders, the Directors shall have the power to increase the number of Directors to twelve (12) by majority vote. The Directors shall be classified with respect to the time for which they shall severally hold office into three classes, with each class having as nearly equal number of Directors as possible. The Class I Directors shall be elected to hold office for an initial term expiring at the 1994 annual meeting of stockholders, the Class B Directors shall be elected to hold office for an initial term expiring at the 1995 annual meeting of stockholders, and the Class III Directors shall be elected to hold office for an initial term expiring at the 1996 annual meeting of stockholders, with the members of each Class of Directors to hold office until their successors have been duty elected and qualified. At each annual meeting of stockholders, the successors to the Class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be Directors. No Director or Class of Directors may be removed from office by a vote of the stockholders at any time except for cause, Election of Directors need not be by written ballot unless the By-Laws of the Corporation so provide.

         2. VACANCIES.

         Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of Directors which occurs between annual meetings of the stockholders at which Directors are elected, shall be filled only by a majority vote of the remaining Directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholder's at the same meeting at which such removal occurs. The Directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term of the Class to which they have been elected expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect Directors, the election, term of office, filling of vacancies, removal and other features of such Directorships shall be governed by the terms of the resolution or resolutions adopted by the


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Board of Directors pursuant to ARTICLE FOUR applicable thereto, and each
Director so elected shall not be subject to the provisions of this ARTICLE FIVE unless otherwise provided therein.

         3. POWER TO MAKE, ALTER AND REPEAL BY-LAWS,

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the By-Laws of the Corporation.

         4. AMENDMENT AND REPEAL OF ARTICLE SIX.

         Notwithstanding any provision of this Certificate of Incorporation and of the By-Laws, and notwithstanding the fact that a lesser percentage may be specified by Delaware law, unless such action has been approved by a majority vote of the full Board of Directors, the affirmative vote of sixty-six and two-thirds percent (66-2/3 %) of the votes which all stockholders of the then outstanding shares of capital stock of the Corporation would be entitled to cast thereon, voting together as a single class, shall be required to amend or repeal any provisions of this ARTICLE SIX or to adopt any provision inconsistent with this ARTICLE SIX. In the event such action has been previously approved by a majority vote of the full Board of Directors, the affirmative vote of a majority of the outstanding stock entitled to vote thereon shall be sufficient to amend or repeal any provision of this ARTICLE SIX or adopt any provision inconsistent with this ARTICLE SIX.

                                  ARTICLE SEVEN

         The Corporation reserves the right to amend, alter, change or repeal any provision in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

                                  ARTICLE EIGHT

         No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the Director derived an improper personal benefit.

                                  ARTICLE NINE

         The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each Director and officer of the Corporation from and against any and a.11 of the expenses, liabilities or other matters referred to in or covered by said Section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Laws, agreement, vote of stockholders, vote of disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any

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Director or officer to the extent permitted by Section 145 of the Delaware
General Corporation Law.

                                   ARTICLE TEN

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence or such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and ALSO on the Corporation.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of this 28th day of April, 1993.

                                  INCORPORATOR
                                Thomas A. Lupica


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